Exhibit 99.2
First Amendment
to
Broadcast Services Agreement
between
EchoStar Corporation
and
DISH Network L.L.C.
     This First Amendment (the “Amendment”) to that certain Broadcast Services Agreement by and between EchoStar Corporation (formerly known as EchoStar Holding Corporation) (“EHC”) and DISH Network L.L.C. (formerly known as EchoStar Satellite L.L.C.) (“Customer”) dated December 31, 2007 (the “Agreement”) is made as of this 24th day of July 2008 and shall be effective as of January 1, 2008 (the “Effective Date”). Hereinafter, EHC and Customer may be referred to individually as a “Party” or collectively as the “Parties”.
     WHEREAS, the Agreement provides Customer the option to have EHC purchase on Customer’s behalf all or a portion of the equipment necessary for EHC to provision the Services to Customer at cost plus a mutually agreed margin; and
     WHEREAS, the Parties now desire to amend the Agreement so that, among other things, title to all equipment purchased by EHC will be retained by EHC and such equipment will be leased to Customer;
     NOW, THEREFORE, in consideration of these premises and the mutual undertakings herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EHC and Customer intending to be legally bound, hereby agree as follows:
1. Equipment. The first paragraph of Section 5 is hereby deleted in its entirety and replaced with the following:
5.	Equipment. Customer shall have the right, but not the obligation to: (i) provide a portion of, or all of, the equipment necessary for EHC to provision the Services to Customer (“Customer Equipment”); or (ii) have EHC purchase a portion of, or all of, the equipment necessary to provision the Services to Customer (“Leased Equipment”). Customer shall lease all Leased Equipment used to provision the Services at *** (the “Lease Payment”). Customer Equipment shall remain the property of Customer, and maintenance, repair, or replacement of Customer Equipment shall be the sole responsibility of Customer. Leased Equipment shall remain the property of EHC, and maintenance, repair, or replacement of Leased Equipment shall be the sole responsibility of EHC.

***	Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act

2. Teleport Access. Section 6 is hereby deleted in its entirety and replaced with the following:
6.	Teleport Access. In the event Customer is providing Customer Equipment and such Customer Equipment is located at a EHC owned, operated or leased facility, Customer shall have access to Customer Equipment for normal maintenance purposes from 08:00 to 17:00 local time, weekends and holidays excluded, and Customer shall give the Teleport a minimum of five (5) business days advance written notice of its need for access to such Customer Equipment. For emergency servicing purposes, Customer shall have access to Customer Equipment located at the Teleport upon notice that is reasonable under such emergency circumstances. EHC may revoke, effective immediately without notice, the access of any individual to the Teleport. EHC reserves the right to escort any entities entering a Teleport and to monitor (and/or inspect) such entities’ work, means and methods, and EHC may charge Customer, on a per hour basis in accordance with Article 9 below, for such. Such right is intended only for the benefit of EHC and shall not be construed as constituting any: warranty; certification of compliance or performance by EHC; or in any way alleviating or diminishing any of Customer’s obligations. Customer acknowledges that EHC is granting only permission to access and utilize the Rack Space (as defined in the Service Order) and that EHC is not granting any leasehold or other real property interests in the Rack Space or the Teleport.
3. Charges and Payment. The first sentence of Section 9(a) is hereby deleted in its entirety and replaced with the following:
MRCs, NRCs and Lease Payments for the Service(s) shall be paid monthly in advance in US Dollars by no later than the last business day of each month preceding the month in which a Service is to be rendered.
***
5. No Other Amendment. Except as expressly set forth herein, all of the terms and conditions of the Agreement shall remain in full force and effect, without any change whatsoever.
6. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument. Facsimile signatures shall be deemed originals.
7. Capitalized Terms. Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Agreement.

***	Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act

8. Conflict. In the event there is any conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment will prevail.
9. Entire Agreement. The Agreement, including any Exhibits or Attachments to the Agreement, and this Amendment constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, oral or written, between the Parties concerning the subject matter hereof. No modification or amendment of the terms of the Agreement or this Amendment shall be effective except by a writing executed by both Parties.
[signature page follows.]

***	Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment as of the 24th day of July 2008.

ECHOSTAR CORPORATION
By:
Name:
Title:

DISH NETWORK L.L.C.
By:
Name:
Title:

Signature Page to the First Amendment to the Broadcast Services Agreement

***	Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act

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